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 [Graphic Omitted]                                  [Graphic Omitted]

For:                                          From:
Universal Display Corporation                 Gregory FCA Communications
For More Information Contact:                 For More Information Contact:
Dean Ledger                                   Investor contact: Kathy Keyser
800-599-4426                                  kathy@gregoryfca.com
                                              Media contact: Renee Rozniatoski
                                              renee@gregoryfca.com


FOR IMMEDIATE RELEASE
---------------------


       Universal Display Corporation Announces Second Quarter 2003 Results

Ewing NJ, August 13, 2003 -- Universal Display Corporation (NASDAQ:PANL; PHLX:
PNL), a leading developer of Organic Light Emitting Device (OLED) technologies for flat panel displays, today announced its unaudited results of operations for the second quarter of 2003.

Universal Display Corporation had a net loss of $4,092,994 (or $0.19 per share) for the quarter ended June 30, 2003, compared to a net loss of $5,577,787 (or $0.31 per share) for the same quarter in 2002. The Company had a net loss of $7,961,740 (or $0.37 per share) for the six months ended June 30, 2003, compared to a net loss of $10,876,596 (or $0.60 per share) for the same six months in 2002. The decrease in the net loss is primarily attributable to an increase in revenues and a decrease in interest expense as a result of the conversion and repayment of convertible promissory notes in September 2002.

Revenues for the three months and six months ended June 30, 2003 were $1,349,956 and $2,530,903 respectively, compared to $455,026 and $989,952 for the same periods in 2002. The Company earned $1,193,550 from its sales of OLED materials for evaluation purposes during the six months ended June 30, 2003, compared to $177,893 for the same period in 2002. The increase in this amount is due to the increased volume of OLED materials purchased for evaluation by potential OLED manufacturers, including the Company's current joint development partners. The Company earned $837,353 in contract research revenue from the U.S. Government during the six months ended June 30, 2003, compared to $812,059 for the same period in 2002. The Company also recognized $500,000 in technology development revenue for the six-month period in 2003 in connection with a technology and development evaluation agreement. There were no similar revenues for the same period in 2002.

Net cash used in operating activities was $3,312,481 for the six months ended June 30, 2003, compared to $4,103,394 for the same period in 2002. The decreased use of cash in operating activities is partly due to a decrease in the net loss and an increase in accounts payable.

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
                                                Universal Display Corporation -- Summary Operating Results

                                          Three Months Ended                                     Six Months Ended
                                             (unaudited)                                            (unaudited)
                               --------------------------------------------          -------------------------------------------
                                  June 30, 2003           June 30, 2002                 June 30, 2003          June 30, 2002
                               --------------------    --------------------          --------------------    -------------------
Total Revenue                       $ 1,349,956             $   455,026                   $ 2,530,903           $    989,952

Net Loss                            $(4,092,994)            $(5,577,787)                  $(7,961,740)          $(10,876,596)

Net Loss per Share                       $(0.19)                 $(0.31)                       $(0.37)                $(0.60)

Weighted Average
Number of Shares                     21,654,133              18,183,254                    21,595,360             18,181,230


About Universal Display Corporation
Universal Display Corporation is a world leader in developing and commercializing innovative Organic Light Emitting Device (OLED) technologies. It is collaborating with a network of world class organizations to penetrate the electronic flat panel display market, and its relationships include long-standing relationships for innovative OLED technology research with Princeton University and the University of Southern California; a joint development and cross-licensing arrangement with DuPont Displays for solution-processible OLEDs; a joint development agreement with Sony Corporation for OLED products; a joint development agreement with Samsung SDI for OLED products; a development and evaluation agreement with Toyota Industries Corporation relating to OLEDs for white light sources; an evaluation agreement with AU Optronics focusing on OLEDs using amorphous silicon TFT's; development and supply agreements with PPG Industries, Inc. of Pittsburgh, PA for the commercialization and production of proprietary high efficiency OLED materials; and a partnership with AIXTRON AG of Aachen, Germany for the development and production of next-generation OLED production equipment using Universal Display Corporation's proprietary organic vapor phase deposition (OVPD) technology. Universal Display Corporation currently has over 500 issued and pending patents worldwide. These include approximately 250 patents from its strategic research partnerships with Princeton University and the University of Southern California.

Universal Display Corporation is located in the Princeton Crossroads Corporate Center in Ewing, NJ, minutes away from its research partner at Princeton University. Its 21,000 sq. ft. facility includes an OLED pilot production line, as well as OLED technology development and technology transfer facilities. The state-of-the-art facility has been designed to further technology development, technology transfer to manufacturing partners and work with customers to develop products to meet their needs for flat panel displays. Visit Universal Display Corporation on the Web at http://www.universaldisplay.com

                                       ###

All statements in this document that are not historical, such as financial or product forecasts and market growth predictions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Often, though not always, these statements are accompanied by the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar



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expressions. You are cautioned not to place undue reliance on any forward-looking statements in this document, as they reflect Universal Display Corporation's current views with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated. These include, but are not limited to, the following: the feasibility and market acceptance of OLEDs for use in commercial product applications; the success of Universal Display Corporation and its research and development partners in accomplishing advances in OLED technologies, including Universal Display Corporation's TOLED(TM), FOLED(TM), PHOLED(TM), P(2)OLED(TM) and Organic Vapor Phase Deposition (OVPD) technologies; the ability of Universal Display Corporation to enter into licensing and other strategic alliances with manufacturers of OLEDs and OLED-containing products; Universal Display Corporation's ability to obtain patent protection for its OLED technologies and to assert these patents against others; and future developments and advances by Universal Display Corporation's competitors in OLED and other display technologies. These and other risks and uncertainties are discussed in greater detail in Universal Display Corporation's periodic reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, including, in particular, the section entitled "Factors that May Affect Future Results and Financial Condition" in Universal Display Corporation's annual report on Form 10-K for the year ended December 31, 2002. Universal Display Corporation expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained in this document to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.